AZZAD FUNDS
                             SUB-ADVISORY AGREEMENT

     THIS SUB-ADVISORY AGREEMENT, dated as of August 8, 2002, is between Azzad Asset Management, Inc., a Delaware corporation (the "Adviser"), and Wright Investors' Service, Inc., a Connecticut corporation (the "Sub-Adviser").

     WHEREAS, the Adviser acts as the investment manager to the Azzad/Dow Jones Ethical Market Fund (the "Fund"), a series of the Azzad Funds, a Massachusetts business trust (the "Trust"), pursuant to an Investment Advisory Agreement dated as of August 8, 2002 (the "Advisory Agreement"), a copy of which has been provided to the Sub-Adviser; and

     WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Adviser desires to retain the Sub-Adviser to render investment advisory services to the Fund; and

     WHEREAS, the Adviser and the Sub-Adviser desire to enter into this Investment Advisory Agreement (the "Agreement") subject to approval of this Agreement by the Trustees of the Fund and by a majority of the Fund's outstanding voting securities designating the Sub-Adviser as the sub-adviser of the Fund.

     NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, the parties hereto agree as follows:

     SECTION 1. APPOINTMENT AND STATUS OF SUB-ADVISER. The Adviser hereby appoints the Sub-Adviser to provide investment advisory services to the Fund, for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided. The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor of the Adviser and the Trust and shall, unless otherwise expressly provided herein or authorized by the Adviser or the Board of Trustees of the Trust from time to time, have no authority to act for or represent the Adviser or the Trust in any way or otherwise be deemed an agent of the Adviser or the Trust.

     SECTION 2. SUB-ADVISER'S DUTIES. Subject to the general supervision of the Trust's Board of Trustees (the "Board") and the Adviser, the Sub-Adviser shall, employing its discretion, manage the investment operations of the Fund and the composition of the portfolio of securities and investments (including cash) belonging to the Fund, including the purchase, retention and disposition thereof and the execution of agreements relating thereto, in accordance with the Fund's investment objective, policies and restrictions as stated in the Fund's then-current Prospectus and Statement of Additional Information (together, the "Prospectus") and subject to the following understandings:

     (a) The Sub-Adviser shall furnish a continuous investment program for the Fund and determine from time to time what investments or securities will be purchased, retained or sold by the Fund and what portion of the assets belonging to the Fund will be invested or held uninvested as cash;

     (b) The Sub-Adviser shall use its best judgment in the performance of its duties under this Agreement;

     (c) The Sub-Adviser, in the performance of its duties and obligations under this Agreement for the Fund, shall act in conformity with the Trust's
Declaration of Trust and By-Laws, the Fund's Prospectus and Statement of Additional Information and the applicable provisions of the Advisory Agreement, and with the instructions and directions of the Trust's Board of Trustees and the Adviser and will conform to and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations;

     (d) The Sub-Adviser shall determine the securities to be purchased or sold by the Fund and will effect portfolio transactions pursuant to its determinations either directly with the issuer or with any broker and/or dealer in such securities, subject to Section 3 below;

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     (e) The  Sub-Adviser  shall  maintain books and records with respect to the securities transactions of the Fund and shall render to the Adviser and the Trust's Board of Trustees such periodic and special reports as the Adviser or the Board may reasonably request; and

     (f)  The  Sub-Adviser   shall  provide  the  Trust's  custodian  with  such
information relating to the Trust as may be required under the terms of the then-current custody agreement between the Trust and the custodian.

     SECTION 3. EXECUTION OF PURCHASE AND SALE ORDERS. The Sub-Adviser shall be responsible for decisions to buy and sell securities for the Fund, for broker-dealer selection and for negotiation of brokerage commission rates, provided that the Sub-Adviser shall not direct orders to an affiliated person of the Sub-Adviser without general prior authorization to use such affiliated broker or dealer from the Board of Trustees and the Adviser. The Sub-Adviser's primary consideration in effecting a securities transaction will be to obtain best execution. In selecting a broker-dealer to execute each particular transaction, the Sub-Adviser may take the following into consideration: the best net price available; the reliability, integrity and financial condition of the broker-dealer; the size of and difficulty in executing the order; and the value of the expected contribution of the broker-dealer to the investment performance of the Fund on a continuing basis. The price to the Fund in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified by other aspects of the portfolio execution services offered.

     Subject to such policies as the Board of Trustees may determine, the Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker or dealer that provides (directly or indirectly) brokerage or research services to the Sub-Adviser an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Sub-Adviser's overall responsibilities with respect to the Fund or accounts for which the Sub-Adviser has investment discretion. The Sub-Adviser is further authorized to allocate the orders placed by it on behalf of the Fund to such brokers or dealers who also provide research or statistical material, or other services, to the Fund, the Sub-Adviser, or any affiliate of either. Such allocation shall be in such amounts and proportions as the Sub-Adviser shall determine, and the Sub-Adviser shall report on such allocations regularly to the Fund, indicating the broker-dealers to whom such allocations have been made, the amount of such allocation and the basis therefor. The Sub-Adviser is also authorized to consider sales of shares as a factor in the selection of brokers or dealers to execute portfolio transactions, subject to the requirements of best price and execution, i.e., that such brokers or dealers are able to execute the order promptly and at the best obtainable securities price.

     On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund, as well as of other clients, the Sub-Adviser, to the extent permitted by applicable laws and regulations, may aggregate the securities to be so purchased or sold in order to obtain the most favorable price and execution or lower brokerage commissions and the most efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

     Subject to the provisions of the 1940 Act and other applicable law, and prior authorization of the Board as described above, the Sub-Adviser, any of its affiliates or any affiliates of its affiliates may retain compensation in connection with effecting the Fund's portfolio transactions, including transactions effected through others. If any occasion should arise in which the Sub-Adviser gives any advice to clients of the Sub-Adviser concerning the shares of any Fund, the Sub-Adviser will act solely as investment counsel for such client and not in any way on behalf of the Fund.

     SECTION 4. BOOKS AND RECORDS. The Sub-Adviser shall keep the Trust's books and records required to be maintained by it pursuant to Section 2(e) of this Agreement. The Sub-Adviser agrees that all records which it maintains for the Trust are the property of the Trust and it will promptly surrender any of such records to the Trust upon the Trust's request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under

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the  1940  Act  any  such  records  as  are  required  to be  maintained  by the
Sub-Adviser with respect to the Trust by Rule 31a-1 under the 1940 Act.

     SECTION 5. EXPENSES OF THE SUB-ADVISER. During the term of this Agreement, the Sub-Adviser will pay all expenses (including without limitation the compensation of all trustees or officers of the Trust who are "interested persons" of the Sub-Adviser, as defined in the 1940 Act) incurred by it in connection with its activities under this Agreement other than the cost of securities, investments purchased for the Fund (including taxes and brokerage commissions, if any) and expenses incurred by fund counsel. It is understood and agreed that the Sub-Adviser shall not be responsible for expenses of the Fund designated as such in the Advisory Agreement dated as of August 8, 2002, a copy of which has been provided to the Sub-Adviser.

     SECTION 6. COMPENSATION OF THE SUB-ADVISER. For the services provided and the expenses borne pursuant to this Agreement, the Adviser will pay to the Sub-Adviser as full compensation therefor a monthly fee at the annual rate of 0.15% of the Fund's average daily net assets throughout such month, with a minimum payment of $416.67 per month. The investment sub-advisory fee shall be accrued daily by the Fund and paid by the Adviser to the Sub-Adviser on the first business day of the succeeding month. The initial fee under this Agreement shall be payable within thirty days of the first month following the effective date of this Agreement.

     SECTION 7. ADDITIONAL ADVISER RESPONSIBILITIES. The Adviser will provide, at no cost to the Sub-Adviser, unlimited access and usage to all software licenses and updates/upgrades required by the Sub-Adviser to perform its duties, including, without limitation, the Dow Jones Islamic Market Index License and the Investment Shari-A Filtering Application.

     SECTION 8. REPRESENTATIONS AND WARRANTIES OF THE ADVISER. The Adviser hereby represents and warrants to the Sub-Adviser that: (i) the Adviser has obtained, or will obtain within the agreed upon time, all approvals of the Trustees of the Fund and the shareholders of the Fund necessary for the Adviser to carry out its responsibilities under this Agreement; (ii) the Adviser has all authority necessary to permit Sub-Adviser to access all software and other intellectual property that the Adviser has responsibility for hereunder; and
(iii) there is no litigation, action, investigation or proceeding pending or threatened against the Adviser or the Fund by any regulatory or law-enforcement authority or any private party.

     SECTION 9. LIABILITY OF THE SUB-ADVISER. Neither Sub-Adviser nor its shareholders, members, officers, directors, employees, agents, control persons or affiliates of any thereof, shall be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or its shareholders in connection with the matters to which this Agreement relates except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

     Any person, even though also a director, officer, employee, shareholder, member or agent of Sub-Adviser, who may be or become an officer, director, trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust (other than services or business in connection with Sub-Adviser's duties hereunder), to be rendering such services to or acting solely for the Trust and not as a director, officer, employee, shareholder, member or agent of Sub-Adviser, or one under Sub-Adviser's control or direction, even though paid by Sub-Adviser.

     SECTION 10. INDEMNIFICATION OF SUB-ADVISER. The Adviser agrees to indemnify and hold harmless the Sub-Adviser, its affiliates and any officers, directors, employees or agents of any of the foregoing from and against any and all losses, claims, damages, liabilities and litigation expenses (including reasonable attorney's fees) arising directly or indirectly out of (i) the Adviser's breach of any representation or warranty made hereunder; (ii) the Adviser's or the Fund's actions or omissions not caused by the Sub-Adviser's willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder; (iii) the violation or claimed violation of any intellectual property right as a result of Sub-Adviser's access to and usage of the software in accordance with the licenses granted to Sub-Adviser under Section 7 hereunder; and (iv) any untrue statements or alleged untrue statements of any material fact in any document relating to the Fund filed with the Securities and Exchange Commission or distributed to shareholders or potential shareholders, or the omission or alleged omission of a material fact required

                                      -3-
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to be stated therein or necessary to make the statements therein not misleading, except when the statement or omission is based on information provided by the Sub-Adviser.

     SECTION 11. DURATION AND TERMINATION. This Agreement shall take effect on the date first set forth above and, unless terminated as herein provided, shall remain in force for two years (the "Initial Term"). This Agreement shall continue in full force and effect indefinitely thereafter, but only so long as such continuance after the Initial Term is specifically approved at least annually in accordance with the requirements of the 1940 Act as now in effect or as hereafter amended, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation, order or interpretive position.

     This Agreement may, upon at least sixty days' prior written notice, be terminated with respect to the Fund at any time, by either party, without payment of any penalty, by the Adviser or Sub-Advisor, by the Trust's Board of Trustees, or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, in any such case on sixty days' prior
written  notice  to  the  other  party  and  the  Trust.   This  Agreement  will
automatically and immediately terminate in the event of its assignment (as defined in the 1940 Act).

     SECTION 12. AMENDMENT. This Agreement may be amended in writing by mutual consent of the Adviser and the Sub-Adviser, provided that any amendment shall not be effective until the Trust approves the amendment (a) by vote of a majority of those Trustees of the Trustee who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party and (b) if required under then current interpretations of the 1940 Act by the Securities and Exchange Commission, by vote of a majority of the outstanding voting securities (as defined in the 1940 Act).

     SECTION 13. NOTICES. Notices of any kind to be given in writing and shall be duly given if mailed or delivered to the Sub-Adviser at 440 Wheelers Farms Road, Milford, Connecticut 06460, to the Trust at 3130 Fairview Park Drive, Suite 130, Falls Church, Virginia 22042 and to the Adviser at 3130 Fairview Park Drive, Suite 130, Falls Church, Virginia 22042, or at such other address or to such other individual as shall be specified by the party to be given notice.

     SECTION 14. GOVERNING LAW. (a) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without regard to the conflicts of laws principles thereof, and (b) any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act, shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said 1940 Act. In addition, where the effect of a requirement of the Act, reflected in any provision of this Agreement is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     (c) Any controversy, claim or dispute directly or indirectly arising out of or relating to this Agreement shall be litigated in, and only in, State and Federal courts located in Connecticut, and the parties hereto submit irrevocably to the exclusive jurisdiction of such courts and agree that they are a convenient forum.

     SECTION 15. SEVERABILITY. In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

     SECTION 16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 17. BINDING EFFECT. Each of the undersigned expressly warrants and represents that he has the full power and authority to sign this Agreement on behalf of the party indicated, and that his signature will operate to bind the party indicated to the foregoing terms.

     SECTION 18. CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereto or otherwise affect their construction or effect.

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     SECTION 19.  CHANGE OF CONTROL.  Sub-Adviser  shall notify  Adviser and the
Trust in writing sufficiently in advance of any change of control; as defined in
Section 2(a)(9) of the 1940 Act, as will enable the Trust to consider whether an assignment, as defined in Section 2(a)(4) of the 1940 Act, would occur.

     SECTION 20. OTHER BUSINESS. Except as set forth above, nothing in this Agreement shall limit or restrict the right of any of the Sub-Adviser's partners, officers or employees who may also be a trustee, officer, partner or employee of the Trust to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the Sub-Adviser's right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

     SECTION 21. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties as to the subject matter hereof and supersedes any and all agreements, representations and warranties, written or oral, regarding such subject matter made prior to the execution of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the date and year first above written.


Azzad Asset Management, Inc.            Wright Investors' Service, Inc.


By:/s/________________________          By:/s/___________________________

Name: Bashar Qasem                      Name: Judith Corchard

Title: President                        Title: Executive Vice President

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